Exhibit 10.59
AMENDMENT TO THE
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     This AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment”) is entered into by and between Santarus, Inc., a Delaware corporation (the “Company”), and Maria Bedoya-Toro (“Executive”), and shall be effective as of February 14, 2011.
     WHEREAS, the Company and Executive are parties to that certain Amended and Restated Employment Agreement (the “Agreement”), dated effective as of December 5, 2007.
     WHEREAS, the Company and Executive desire to amend the Agreement in certain respects. WHEREAS, Executive further desires to consent to the changes in Executive’s position, duties and responsibilities.
     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:
     1. Section 1 of the Agreement is hereby amended to add the following new Section 1(i) at the end thereof:
     (i) “Designated Officer” means the officer designated by the CEO in writing to Executive from time to time.
     2. Section 2 of the Agreement is hereby amended to read in its entirety as follows:
     2. Services to Be Rendered.
          (a) Duties and Responsibilities. Executive shall serve as Senior Vice President, Regulatory Affairs and Quality Assurance of the Company. In the performance of such duties, Executive shall report to the Chief Executive Officer (the “CEO”) of the Company (or the Designated Officer) and shall be subject to the direction of the CEO (or the Designated Officer) and to such limits upon Executive’s authority as the Board or the CEO (or the Designated Officer) may from time to time impose. Executive hereby consents to serve as an officer and/or director of the Company or any subsidiary or affiliate thereof without any additional salary or compensation, if so requested by the Board. Executive shall be employed by the Company on a full time basis. Executive’s primary place of work shall be the Company’s facility in San Diego, California, or such other location within San Diego County as may be designated by the CEO (or the Designated Officer) from time to time. Executive shall also render services at such other places within or outside the United States as the CEO (or the Designated Officer) may direct from time to time, however, Executive’s primary place of work shall not be relocated more than fifty (50) miles from his or her primary place of work as of the

Effective Date or outside San Diego County without Executive’s prior consent. Executive shall be subject to and comply with the policies and procedures generally applicable to senior executives of the Company to the extent the same are not inconsistent with any term of this Agreement.
          (b) Exclusive Services. Executive shall at all times faithfully, industriously and to the best of his or her ability, experience and talent perform to the satisfaction of the Board and the CEO (or the Designated Officer) all of the duties that may be assigned to Executive hereunder and shall devote substantially all of his or her productive time and efforts to the performance of such duties. Subject to the terms of the Employee Confidentiality and Invention Assignment Agreement referred to in Section 5(b), this shall not preclude Executive from devoting time to personal and family investments or serving on community and civic boards, or participating in industry associations, provided such activities do not interfere with his or her duties to the Company, as determined in good faith by the CEO (or the Designated Officer). Executive agrees that he or she will not join any boards, other than community and civic boards (which do not interfere with his or her duties to the Company), without the prior approval of the CEO (or the Designated Officer).
     3. Executive hereby consents to any changes in Executive’s position, duties and responsibilities (including, without limitation, any changes in Executive’s title and reporting relationship) (a) made on or prior to the date hereof, or (b) arising from or relating to the amendments made by Sections 1 and 2 of this Amendment.
     4. The Agreement, as amended herein, shall remain in force and effect in accordance with the terms and conditions thereof.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

SANTARUS, INC.
By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	President and CEO

/s/ Maria Bedoya-Toro
Maria Bedoya-Toro

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